Exhibit 10.4

Option No.: 20    -

AMENDED AND RESTATED ARRAY BIOPHARMA INC.

STOCK OPTION AND INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

Array BioPharma Inc., a Delaware corporation (the “Company”), hereby grants an option to purchase shares of its common stock, $.001 par value, (the “Stock”) to the optionee named below.  The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan (the “Plan”).

Grant Date:                , 20

Name of Optionee

Optionee’s Social Security Number:          -        -

Number of Shares Covered by Option:

Option Price per Share:  $      .     (At least 100% of Fair Market Value)

Vesting Start Date:                 ,

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached.  You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Optionee:
(Signature)

Company:
(Signature)

Robert E. Conway, Chief Executive Officer

Attachment

This is not a stock certificate or a negotiable instrument.

AMENDED AND RESTATED

ARRAY BIOPHARMA INC.

STOCK OPTION AND INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

Capitalized terms used in this Agreement that are not otherwise defined in this Agreement have the meaning given such terms in the Plan.

Incentive Stock Option

This option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.  If you cease to be an employee of the Company, its parent or a subsidiary (“Employee”) but continue to provide Service, this option will be deemed a nonstatutory stock option on the 90th day after you cease to be an Employee.  In addition, to the extent that all or part of this option exceeds the $100,000 threshold of section 422(d) of the Internal Revenue Code, this option or the lesser excess part will be deemed to be a nonstatutory stock option.

Vesting

You may purchase shares which have vested under this option at any time prior to expiration of this option by following the procedures set forth in the Plan and below in this Agreement.  You may only exercise this option for a whole number of vested shares, not less than 100 shares, unless the number of shares purchased is the total number available for purchase under the option.

Provided you continue in Service on each vesting date and subject to the deceleration provisions in the following paragraph, your right to purchase shares of covered by this option (the “Option Shares”) vests as follows:

[To be determined]

The resulting aggregate number of vested shares will be rounded to the nearest whole number.  You cannot vest in more than the number of shares covered by this option.

No additional Option Shares will vest after your Service has terminated for any reason.

Term

Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet.  Your option will expire earlier if your Service terminates, as described below.

Regular Termination

If your Service terminates for any reason, other than death, Disability or Cause, then your option will expire at the close of business at Company headquarters on the 90th day after your termination date.

Termination for Cause	If your Service is terminated for Cause, then you shall immediately forfeit all rights to your option and the option shall immediately expire.

Death

If your Service terminates because of your death, then your option will expire at the close of business at Company headquarters on the date 12 months after the date of death.  During that 12-month period, your estate or heirs may exercise the vested portion of your option.

In addition, if you die during the 90-day period described in connection with a regular termination (i.e., a termination of your Service not on account of your death, Disability or Cause), and a vested portion of your option has not yet been exercised, then your option will instead expire on the date 12 months after your termination date.  In such a case, during the period following your death up to the date 12 months after your termination date, your estate or heirs may exercise the vested portion of your option.

Disability	If your Service terminates because of your Disability, then your option will expire at the close of business at Company headquarters on the date 12 months after your termination date.

Leaves of Absence

For purposes of this option, your Service does not terminate when you go on a bona fide employee leave of absence (i) that was approved by an authorized representative of the Company in writing, if the terms of the leave provide for continued Service crediting, or (ii) when continued Service crediting is required by applicable law.  However, your Service will be treated as terminating for purposes of the “Vesting” and the “Regular Termination” sections of this Agreementin accordance with the then effective policies of the Company relating to leaves of absence, unless your right to return to active work is guaranteed by law or by a contract.  Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Notice of Exercise

When you wish to exercise this option, you must do so through the Company’s account with Deutsche Bank Alex. Brown using the user name and password supplied to you by Deutsche Bank.  You can access this account on the Deutsche Bank website at www.optionselect.db.com or by calling 800-776-7564.

You must also notify the Company prior to exercising this option by submitting a notice of exercise, in the form attached as Exhibit A, to the Company’s Chief Financial Officer, or another Company employee designated by him.

If someone else wants to exercise this option after your death, that

Form of Payment

person must prove to the Company’s satisfaction that he or she is entitled to do so.

When you submit a notice of exercise, you must indicate how you have paid the option price for the shares you are purchasing using one (or a combination) of the following forms:

•      Cash, your personal check, a cashier’s check, a money order, wire or another cash equivalent acceptable to the Company.

•      Shares of Stock which you have owned for more than six months and which are surrendered to the Company.  The value of the shares, determined as of the effective date of the option exercise, will be applied to the option price.

•      So long as a public market for the Stock exists as determined by the Company, by delivery (on a form acceptable to the Company) of an irrevocable direction to Deutsche Bank Alex. Brown or another licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option price and any withholding taxes.

Withholding Taxes

You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of Stock acquired under this option.  In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

Transfer of Option

During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the option.  You cannot transfer or assign this option.  For instance, you may not sell this option or use it as security for a loan.  If you attempt to do any of these things, this option will immediately become invalid.  You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your option in any other way.

Retention Rights

Neither your option nor this Agreement gives you the right to be retained by the Company (or any Parent, Subsidiaries or Affiliates) in any capacity.  The Company (and any Parent, Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and

Shareholder Rights

for any reason.

You, or your estate or heirs, have no rights as a shareholder of the Company until a certificate for your option’s shares has been issued or an appropriate book entry has been made.  No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued or book entry is made, except as described in the Plan.

Adjustments

In the event of a stock split, a stock dividend or a similar change in the Stock, the number of shares covered by this option and the option price per share may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan.  Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Colorado, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option.  Any prior agreements, commitments or negotiations concerning this option are superseded.

Notice of Certain Dispositions

So that the Company can comply with its tax reporting obligations, if you sell or otherwise dispose of Stock acquired upon exercise of this option sooner than the one year anniversary of the date you acquired the Stock, then you agree to notify the Company in writing of the date of sale or disposition, the number of share of Stock sold or disposed of and the sale price per share within 30 days of such sale or disposition.

Consent to Electronic Delivery

The Company may choose to deliver certain statutory materials relating to the Plan in electronic form.  By accepting this option grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report and proxy statement to you in an electronic format.  If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies.  Please contact the Human Resources department or the Company’s Stock Administrator to request paper copies of these documents.

By signing the cover sheet of this Agreement,

you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

NOTICE OF EXERCISE

INCENTIVE STOCK OPTION

The undersigned hereby gives notice to Array BioPharma Inc. (the “Company”) of the desire to purchase shares of common stock of the Company pursuant to Incentive Stock Option Agreement No.          .

1.                                       Exercise of Option.

Name
Date
Shares to be Exercised
Option Exercise Price

Limit Orders.

If you have elected to exercise your option pursuant to a Limit Order, check the applicable box below:

☐            Limit Order that is good until cancelled

☐            Limit Order expires on

2.                                       Delivery of Payment.  Indicate below how the full option exercise price for the Shares is to be paid:

☐ Pursuant to an “exercise and sell”, “sell to cover” or other broker transaction with Deutsche Bank Alex. Brown

☐ Cash in the form of check, wire or funds from my Deutsche Bank Alex. Brown account

☐ By surrender to the Company of Shares owned and held for more than six months with a value of $          represented by certificate number(s)

3.                                       Taxes to be Withheld.  Please indicate whether you want taxes withheld from any disqualifying disposition, such as a same-day-sale.  (Check only one)

☐ Yes, withhold taxes on a disqualifying disposition.

☐ No, do not withhold taxes on a disqualifying disposition.

Signature

Social Security No.: - -

Address: